G. BRAD BECKSTEAD
-----------------
Certified Public Accountant
                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.257.1984
                                                              702.362.0540 (fax)






May 14, 2002


To Whom It May Concern:


I have issued my report dated March 19, 2002, accompanying the financial statements of ReserveNet, Inc. on Form SB-2 for the period of October 31, 2000 (inception date) through December 31, 2001. I hereby consent to the Independent Auditors Report in the Registration Statement of ReserveNet Inc. I also hereby consent to the reference to myself under "Experts" in their prospectus.


Signed,


/s/ G. Brad Beckstead

G. Brad Beckstead, CPA